UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2006

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	333-126087	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Items 2.01 and 2.03 regarding the agreements entered by KBS Real Estate Investment Trust, Inc. and its wholly owned subsidiaries (collectively, the “Registrant”) in connection with the Registrant’s acquisition and financing of the mezzanine loan described in Item 2.01 is incorporated herein by reference.

The information in this Report set forth under Item 8.01 regarding the amendment to the advisory agreement the Registrant entered with its external advisor, KBS Capital Advisors LLC (the “Advisor”), is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 18, 2006, the Registrant, through an indirect wholly owned subsidiary, KBS Tribeca Summit, LLC (the “Owner”), purchased a $15,896,000 junior mezzanine loan of which approximately $12,950,000 has been funded (the “Tribeca Mezzanine Loan”). The Owner purchased this loan from AIG Mortgage Capital, LLC (the “Seller”), which is not affiliated with the Registrant or its Advisor. The Owner is obligated to fund up to approximately $2,946,000 under the loan for future soft costs. The acquisition was funded with proceeds from an approximate $7,122,000 repurchase agreement with Greenwich Capital Financial Products, Inc., a $2,875,000 advance under a loan from an affiliate of the Registrant and with proceeds from the Registrant’s initial public offering. The terms of the financing arrangements are described in Item 2.03 below.

The Tribeca Mezzanine Loan bears interest at a variable rate equal to LIBOR plus 850 basis points and has an initial maturity date of March 1, 2008 with a one-year extension option subject to the payment of an extension fee and certain other conditions. Prior to the maturity date, the borrower under the Tribeca Mezzanine Loan is required to make monthly interest-only payments to the Owner, with the outstanding principal balance being due on the maturity date (or on the extended maturity date, if applicable). In addition, the borrower under the Tribeca Mezzanine Loan shall pay Owner an amount that brings the annualized internal rate of return on the Tribeca Mezzanine Loan to 25% prior to satisfaction of the loan. The Tribeca Mezzanine Loan is being used to fund future soft costs related to the conversion of an eight-story loft building into a 10-story condominium building with a mix of 66 single-level to tri-level luxury condominium units totaling approximately 153,400 square feet, approximately 5,100 square feet of grade level retail area and a garage with approximately 75 parking stalls (the “Tribeca Building”). The Tribeca Building is located at 415 Greenwich Street in New York, New York. There is approximately $125,000,000 of senior financing on the project. The Tribeca Mezzanine Loan is secured by a pledge of the ownership interests of an entity that indirectly owns an ownership interest in the entity owning the real property.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

On July 18, 2006, in connection with the acquisition of the Tribeca Mezzanine Loan, the Owner entered into a $7,122,231 repurchase agreement with Greenwich Capital Financial Products, Inc. Subject to certain conditions, Owner has an ability to increase the advance under the repurchase agreement to an aggregate amount of $8,742,800. The financing under this agreement matures on July 17, 2007, but may be accelerated on any event of default and may be prepaid by the Owner subject to certain conditions. The financing bears interest at a rate of LIBOR plus 200 basis points, reset monthly, prior to any event of default. On an event of default, the interest rate will be LIBOR plus 400 basis points. This financing is effectively secured under a repurchase agreement by principal and interest payments on the Tribeca Mezzanine Loan. Owner’s obligations under this financing are guaranteed by the Registrant and by Charles J. Schreiber, Jr., Peter M. Bren, Peter McMillan III and Keith D. Hall, who are the Registrant’s sponsors and each of whom is one of its officers and/or directors. This guarantee shall expire once the Registrant has received capital contributions of $25 million or more in its initial public offering.

Also on July 18, 2006, KBS Limited Partnership, the Registrant’s operating partnership (the “Partnership”), borrowed approximately $2,875,000 from KBS Holdings LLC in connection with the acquisition of the Tribeca Mezzanine Loan. KBS Holdings is a limited liability company that is wholly owned by Charles J. Schreiber, Jr., Peter M. Bren, Peter McMillan III and Keith D. Hall, who are the Registrant’s sponsors and each of whom is an officer and/or director of the Registrant. On July 6, 2006, in connection with this borrowing, the Partnership

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executed a promissory note in favor of KBS Holdings. Pursuant to the promissory note, the Partnership agreed to repay any advances, up to an aggregate principal amount of $10,000,000, plus any interest on the unpaid principal advanced under the note, by July 6, 2008. The unpaid principal under the promissory note bears simple interest from the date advanced at the rate of 6% per annum. The unpaid principal balance under the promissory note as of July 18, 2006 is $8,447,137. The Partnership may prepay the unpaid principal balance under the promissory note, in whole or in part, together with all interest then accrued under the note, at any time, without premium or penalty. KBS Holdings may upon written demand require the Partnership to prepay outstanding amounts under the promissory note, in whole or in part, provided that funds are available from the proceeds of the Registrant’s ongoing initial public offering. Pursuant to the promissory note, funds are deemed available from the Registrant’s offering if neither the Registrant, the Partnership nor any of their subsidiaries have used or become contractually obligated to use such proceeds for another purpose, including the repayment of third-party debt related to the properties or other assets acquired by the Registrant or its subsidiaries. The promissory note is unsecured.

ITEM 7.01	REGULATION FD DISCLOSURE

On July 24, 2006, the Registrant issued a press release announcing the declaration of a dividend by its Board of Directors as described under Item 8.01. This press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

ITEM 8.01	OTHER EVENTS

On July 18, 2006, the Board of Directors of the Registrant declared a daily dividend for the period from July 18, 2006 through July 31, 2006, which dividend will be paid in cash in August 2006. The Board also declared a daily dividend for the period from August 1, 2006 through August 31, 2006, which dividend will be paid in cash in September 2006. The dividends will be calculated based on stockholders of record each day during these periods at a rate of $0.0019178 per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 7.0% annualized rate based on a purchase price of $10.00 per share.

Generally, the Registrant’s policy is to pay distributions from cash flow from operations. In order that the Registrant’s investors could begin receiving cash distributions, on July 18, 2006, the Registrant and its Advisor entered into an amendment to the Advisory Agreement between the parties. Pursuant to the amendment the Advisor has agreed to advance funds to the Registrant equal to the cumulative amount of distributions declared by the Registrant for the period ending August 31, 2006 less the amount of the Registrant’s funds from operations (as defined by NAREIT) from January 1, 2006 through August 31, 2006, provided that in no event will the amount of the advance be more than the cumulative amount of distributions declared by the Registrant for the period ending August 31, 2006. The Advisor agreed that the Registrant will only be obligated to reimburse the Advisor for these expenses if and to the extent that the Registrant’s cumulative funds from operations for the period commencing January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to the Registrant’s stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for the Company’s stockholders for the period from July 18, 2006 through the date of such reimbursement. No interest will accrue on the advance being made by the Advisor. The Advisor is wholly owned by KBS Holdings.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Press release dated July 24, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2006	KBS REAL ESTATE INVESTMENT TRUST, INC.

	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr. Chief Executive Officer

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